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                                                                    EXHIBIT 23.6



                   [MORTEN BEYER AND ASSOCIATES LETTERHEAD]




                                 May 16, 1997


GPA Group Plc
4th Floor
GPA House
Shannon
Co. Clare, Ireland


        Re:  Registration Statement on Form S-3 of America West Airlines, Inc.


Ladies & Gentlemen:

        We consent to the reference of our name in the text under the heading "Prospectus Summary--Equipment Notes and the Aircraft," "Risk Factors--Factors Relating to the Certificates and the Offering--Appraisals and Realizable Value of the Aircraft," "Description of the Aircraft and the Appraisals--Appraised Value," "Experts" and "Appendix II--Aircraft Appraisals" of the above-captioned Registration Statement and to the text under such headings of the report prepared by us with respect to the Aircraft referred to therein.


                                        Sincerely,


                                        MORTEN BEYER & ASSOCIATES


                                        /s/ CLINTON B. MCCUTCHEON
                                        --------------------------------
                                        Clinton B. McCutcheon
                                        Executive Vice President